SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

              POST EFFECTIVE AMENDMENT TO FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       NEWMIL BANCORP, INC.
     (exact name of registrant, as specified in its charter)


DELAWARE                                                  06-1186389
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                    Indemnification  No.)


19 Main Street, New Milford, Connecticut                     06776
(Address of principal executive office)                   (Zip Code)


     NewMil Bancorp Third Amended and Restated 1992 Stock Option Plan
                     For Outside Directors
       NewMil Bancorp Second Amended and Restated1986 Stock Option
                       and Incentive Plan
                     (full title of plans)


                         B. Ian McMahon
                      NewMil Bancorp, Inc.
                         19 Main Street
                 New Milford, Connecticut 06776
            (name and address of agent for service)

                          860-355-7600
 (Telephone number, including area code, of agent for service)


     This post effective amendment is being filed to incorporate
Exhibits 4.1a, 4.2a, 5, 23a, 23b and 24 that were not filed with the original S-8.

Item  8.  Exhibits

(4.1)(a) NewMil Bancorp second amended and restated 1986 Stock Option and Incentive Plan.
(4.2)(a) NewMil Bancorp third amended and restated 1992 Stock Option Plan for Outside Directors.
(5)       Opinion of Tyler Cooper & Alcorn, LLP  (re:  legality).
(23)(a)   Consent of PricewaterhouseCoopers, LLP.
(23)(b)   Consent of Tyler Cooper & Alcorn, LLP (See Exhibit 5).
(24) Power of Attorney for any subsequent amendments is incorporated in the signature page of this document.



                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the Town of New Milford, State of Connecticut on the ___ day of December, 2000.

                         NewMil Bancorp, Inc.
                         (Registrant)


                         By:  /s/ Francis J. Wiatr
                              Francis J. Wiatr
                         Its: President and Chief Executive Officer


                         By:  /s/ B. Ian McMahon
                              B. Ian McMahon
                         Its: Principal Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below hereby makes, constitutes and appoints Francis J. Wiatr his true and lawful attorney with full power to sign for such person and in such person's name and capacity indicated below and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


THE BOARD OF DIRECTORS OF NEWMIL BANCORP, INC


/s/ Francis J. Wiatr                    /s/ Kevin L. Dumas
Francis J. Wiatr                        Kevin L. Dumas
Chairman, President & CEO               Director
December 21, 2000                       December 21, 2000


/s/ Herbert E. Bullock
Herbert E. Bullock                      Joseph Carlson II
Director                                Director
December 21, 2000                       December 21, 2000


/s/ Laurie G. Gonthier                  /s/ Robert J. McCarthy
Laurie G. Gonthier                      Robert J. McCarthy
Director                                Director
December 21, 2000                       December 21, 2000


/s/ Suzanne L. Powers                   /s/ Betty F. Pacocha
Suzanne L. Powers                       Betty F. Pacocha
Director                                Director
December 21, 2000                       December 21, 2000


/s/ Mary C. Williams                    /s/ Paul N. Jaber
Mary C. Williams                        Paul N. Jaber
Director                                Director
December 21, 2000                       December 21, 2000


/s/ John Otto                           /s/ Anthony M. Rizzo, Sr.
John Otto                               Anthony M. Rizzo, Sr.
Director                                Director
December 21, 2000                       December 21, 2000